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                                                                   EXHIBIT 10.50


                               FIRST AMENDMENT TO

                     AGREEMENT REGARDING SUPPORT AGREEMENT


     THIS FIRST AMENDMENT to a certain Agreement Regarding Support Agreement is made and entered into this 14th day of May, 1996, by and between McLeod, Inc. ("McLeod"), a Delaware corporation, and IES Diversified Inc. ("IES"), a Delaware corporation, and IES Investments, Inc., a Delaware Corporation ("Investments").

     WHEREAS, McLeod and IES entered into a certain Agreement Regarding Support Agreement as of December 1, 1994 (the "Agreement"), pursuant to which McLeod granted certain options to Investments in order to induce Diversified to enter into a certain Support Agreement, also dated December 1, 1994; and

     WHEREAS, the rights of Investments with respect to such options are set forth in a Nonqualified Stock Option Plan adopted December 1, 1994 (the "Stock Option Plan"), and are also specifically referred to in the Agreement; and

     WHEREAS, the Stock Option Plan has been amended to clarify the meaning of the term "calendar quarter" and the Agreement contains various references to "calendar quarter" and the McLeod and IES and Investments wish to clarify their original agreements and understandings as to the meaning of that term so that the Agreement conforms to the terms of the Stock Option Plan and their original intentions.

     NOW, THEREFORE, in further consideration of the covenants and agreements and undertakings reflected therein, the Agreement is amended, effective from its execution on December 1, 1994, as follows:

     1. All references to the term "calendar quarter" shall mean any one of the periods beginning January 2 of any calendar year and ending on the immediately succeeding April 1 of the same calendar year or beginning April 2 of any calendar year and ending on the immediately succeeding July 1 of the same calendar year or beginning July 2 of any calendar year and ending on the immediately following October 1 of the same calendar year or beginning October 2 of any calendar year and ending on January 1 of the immediately following calendar year.

     2. Except as expressly provided above, and in all other respects, the Agreement Regarding Support Agreement entered into as of December 1, 1994, is approved, ratified and confirmed.
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     IN WITNESS WHEREOF, the parties hereto have entered into this First
Amendment to Agreement Regarding Support Agreement on the date and year first above written.

                                 McLeod, Inc.


                                 By:   /s/ JAMES L. CRAM
                                    ------------------------------------


                                 IES Diversified Inc.


                                 By:  /s/  DENNIS B. VASS
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                                 IES Investments Inc.


                                 By:  /s/  DENNIS B. VASS
                                    ------------------------------------